Exhibit 10.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-52722 and No. 33-92818 of Tomkins plc on Form S-8 of our report dated March 4, 2003, except for Note 27, as to which the date is June 20, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the differences between accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of shareholders’ equity), appearing in this Annual Report on Form 20-F of Tomkins plc and its subsidiaries for the eight months ended December 31, 2002.

/s/ DELOITTE & TOUCHE
Deloitte & Touche London, England

Date:  June 20, 2003